EXHIBIT 1.01

Visteon Corporation
Conflict Minerals Report
For the Year Ended December 31, 2022

This report is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). These requirements apply to SEC registrants regardless of the geographic origin of the tin, tantalum, tungsten, and gold (“3TG”), and whether or not they fund armed conflict. If the registrant has reason to believe that any of the 3TG contained in its products may have originated from the Democratic Republic of the Congo (“DRC”) or an adjoining country (“Covered Country”), or is unable to determine the country of origin of their 3TG, the registrant is required to submit a conflict minerals report which includes a description of the measures it took to exercise due diligence on the source and chain of custody of its 3TG.
Company and Product Overview
Visteon Corporation (the "Company" or "Visteon") is a global automotive technology company serving the mobility industry, dedicated to creating more enjoyable, connected, and safe driving experiences. The Company's platforms leverage proven, scalable hardware and software solutions that enable the digital, electric, and autonomous evolution of the Company's global automotive customers. Visteon products align with key industry trends and include digital instrument clusters, domain controllers with integrated advanced driver assistance systems ("ADAS"), displays, Android-based infotainment systems, and battery management systems. Based on product assessments, a significant percentage of Visteon’s products contain one or more 3TG mineral. In most cases, Visteon does not directly source the mineral content of its products and therefore must conduct inquiries that trace its supply chain to confirm the origin of those minerals.
Reasonable Country of Origin Inquiry (“RCOI”)
We conducted our country of origin inquiry in good faith, and we believe that such inquiry was reasonable to allow us to make our determination regarding the country of origin of the 3TG in our products.  After reviewing the results of our reasonable country of origin inquiry, we determined that we had reason to believe that some of the 3TG necessary for the functionality or production of our products may have originated in the DRC or a Covered Country during 2022, all within the meaning of the Rule.

Visteon is supported by a complex and multi-tiered supply chain primarily located outside of the U.S., with most entities manufacturing in foreign countries. Visteon conducted an extensive survey that contained questions about the supply chain’s use and origin of all 3TG contained in its products, primarily at a company level. Further, the inquiry requested specific information about the smelters or refiners who directly purchase 3TG content in their supply chain, their company’s conflict minerals policy, and specific due diligence measures. The tool used to conduct this survey was the Responsible Mineral Initiative’s (RMI) Conflict Minerals Reporting Template (CMRT), which is the cross-industry standardized reporting tool hosted by the Responsible Minerals Initiative (“RMI”).

Visteon’s terms and conditions and Supplier Code of Conduct require compliance with all applicable laws, company policies, and customer requirements. Additionally, Visteon has actively communicated with its global supply chain to inform, educate, and set expectations for the responsible sourcing of all 3TG content.

oInformation – Visteon communicated with each identified supplier regarding the SEC Rule, OECD Due Diligence Guidance, Visteon’s conflict minerals policy located at https://www.visteon.com/company/policies-compliance/ which included the cascade and reasonable enforcement of the Responsible Minerals Assurance Process (RMAP) and the current reporting requirements
oEducation – Visteon included training resources in its supplier communication package as well as providing detailed assessments and action plans for individual suppliers throughout the year based on the specific data provided by their companies
oExpectations – Visteon communicated with each identified supplier regarding the necessary due diligence efforts to submit a complete and valid report which included:

oThe identification of any 3TG minerals that were intentionally added or necessary to the functionality of their supplied products
oThe identification of smelters or refiners who process those minerals
oThe determination of whether any 3TG mineral originated or may have originated from a Covered Country
oThe mine country location of any 3TG minerals
oImprovements in the data completeness and validity of smelter or refiner lists for each metal as compared with the previous reporting year
oRemoval of specific smelters or refiners from Visteon’s supply chain, as deemed appropriate

Design of Due Diligence

Visteon’s due diligence process has been designed to conform to the internationally recognized framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High-Risk Areas (the “OECD Due Diligence Guidance”).

Due Diligence Measures Performed

Management Systems

Visteon has established an internal management team to oversee its conflict minerals compliance activities. The management team includes executives and other leaders from legal and compliance, purchasing, sales and corporate communications. The core management team is tasked with developing the company’s conflict minerals compliance program, operating procedure, policy, and strategy. Additionally, Visteon has staffed an extended team of highly trained analysts supporting supply chain engagement and due diligence analysis. Visteon’s senior leaders and audit committee members are updated on a regular basis of the program’s progress and status.

Grievance Mechanism

The employees involved with intake and grievance resolution have been adequately trained on conflict minerals and related concerns. Visteon provides both employees and the public the ability to contact Visteon through its ethics website or hotline at www.visteon.ethicspoint.com or +1-855-266-7041. Visteon’s policy regarding conflict minerals can be found at https://www.visteon.com/company/policies-compliance/.

Identification of Risks in the Supply Chain

The incoming data was assessed by Visteon’s due diligence team who is trained in the fundamentals of the Rule and all relevant guidance available through the SEC, the OECD, industry and trade associations, and Visteon’s internal operating procedures, including those related to conflict minerals and trade compliance. All data was assessed using a standardized format and the latest available data analysis tools from the Responsible Minerals Initiative which provides individual smelter and refiner information regarding the sourcing of 3TG from conflict-free mine locations. Detailed records and metrics were kept on all incoming survey responses and all supplier communications. Among its objectives, Visteon focused on compliance with its requirements by its supply chain as well as year-over-year improvements in the quality of smelter or refiner data submitted and the improvement in the number of smelters and refiners confirmed as conflict-free.

Supplier responses are monitored by the Company’s due diligence team to analyze the gaps and risks in each supplier’s report. Certain suppliers were further engaged by the due diligence team and were provided an assessment of their reported smelter or refiner data using the latest tools available to members of the RMI. The assessment provides the supplier with a detailed analysis of the smelters and refiners that they reported to Visteon and their latest RMI audit or other engagement status.

Strategy to Respond to Risks in the Supply Chain

Visteon supports and is an active member of the Responsible Minerals Initiative which facilitates cross-industry efforts to audit and certify all known smelters and refiners as conflict-free. The data on which we relied for certain statements in this declaration was obtained through our membership in the RMI using the information available for member “VIST.” Visteon’s risk assessment of its supply chain was based on extensive criteria, including the data which is available to members of the RMI about the conflict-free status of each smelter and refiner. Certain suppliers are assigned an internal risk rating associated with their understanding of the rule, completeness and validity of the reported smelter or refiner data, any provided country of origin information and the conflict-free status of their supply chain. Suppliers who did not adequately respond in Visteon’s requested format were tracked and engaged by the company’s purchasing organization. In support of year-over-year improvements, certain suppliers were individually contacted by Visteon’s due diligence team regarding next-steps based on their company’s individual declarations of smelter or refiners not yet confirmed as conflict-free by the RMI. Additionally, Visteon continues its compliance with the applicable sanctions and export control laws of the United States of America, and the various countries where it does business. Smelters and refiners are screened and assessed on a regular basis to maintain this compliance based on the unique circumstances of each entity. Visteon does not engage, directly or indirectly, in transactions with the smelters or refiners reported by our supply chain.

Visteon directly contacted certain smelters and refiners reported by its supply chain based on the progress each entity was making toward becoming conflict-free. Certain smelters or refiners who were not found to be conflict-free or actively engaging with the RMI were contacted directly and encouraged to participate in the Responsible Minerals Assurance Process (RMAP) audit program.

Third Party Audit of Supply Chain Due Diligence

Visteon supports smelter and refiner audits through the Responsible Minerals Assurance Process and its RMI membership. Additionally, the Company participates in various industry and cross-industry initiatives dedicated to providing conflict mineral reporting and compliance solutions to the upstream supply chain.

Annual Reporting on Supply Chain Due Diligence

Visteon’s Form SD and Conflict Minerals Report are filed annually with the SEC and a copy of the report, including the most recent list of known smelters and refiners is available on the company’s website at https://www.visteon.com/company/policies-compliance/ and also on the company’s website in the investors section under SEC filings at http://visteon.com/investors/sec.html.

Due Diligence Results

The result of Visteon’s RCOI and due diligence efforts have found no evidence that the 3TG contained in the company’s product supports armed conflict in the DRC or any Covered Country. The data reported from our direct suppliers as well as the smelters and refiners engaged by the Company is at a specific point in time and will be evaluated on a continuous basis in response to changes in Visteon’s supply chain.

Due to the dynamic nature of Visteon’s supply chain, and especially in light of the Company’s mitigation efforts associated with the global material shortages, supplier engagement is on-going. Communication and next-steps, including escalation, are tracked on a company-by-company basis and include additional engagement by Visteon’s due diligence team as well as the Company’s purchasing organization.

As part of Visteon’s reasonable country of origin inquiry, the Company requested its suppliers to disclose the mine location information for any smelter or refiner who was not certified as conflict-free through the RMI RMAP. Visteon has access to mine location information for all smelters or refiners who are certified as conflict-free through the RMAP. This is a benefit provided to subscribing members of the RMI.

Based on the data provided by our supply chain and the company’s own due diligence efforts, the known smelters and refiners as well as the known source countries for our 3TG are included at the end of this report.

Steps to be taken to Improve Due Diligence and Mitigate Risk

As Visteon continues its conflict mineral due diligence efforts, the following steps will be taken to improve due diligence and mitigate the risk that the necessary 3TG in our products may have benefitted armed groups in the DRC or Covered Countries:

•Continue to escalate any unresponsive suppliers through Visteon’s purchasing management
•Continue to engage with certain suppliers who have reported data to Visteon and provide detailed assessment and action plans for their data completeness, validity and the conflict-free status of their smelters and refiners
•Continue to monitor supplier performance and implement an escalation process for underperforming suppliers
•Continue membership and support of RMI maintain best practices and build leverage over the supply chain in line with the OECD Due Diligence Guidance.
•Directly engage with our supply chain to encourage participation in the Responsible Minerals Assurance Process.
•To the extent commercially feasible, Visteon will request analysis and action to address smelters and refiners who are not confirmed as conflict-free through a recognized audit or other certification program.

•Engagement with Visteon’s direct suppliers to address any reporting concerns

3TG SMELTERS AND REFINERS AS REPORTED AT A COMPANY LEVEL BY SUPPLIERS TO VISTEON.

Smelter Identification Number	Smelter Name
CID000015	Advanced Chemical Company
CID000019	Aida Chemical Industries Co., Ltd.
CID000035	Agosi AG
CID000041	Almalyk Mining and Metallurgical Complex (AMMC)
CID000058	AngloGold Ashanti Corrego do Sitio Mineracao
CID000077	Argor-Heraeus S.A.
CID000082	Asahi Pretec Corp.
CID000090	Asaka Riken Co., Ltd.
CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
CID000113	Aurubis AG
CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
CID000157	Boliden AB
CID000176	C. Hafner GmbH + Co. KG
CID000180	Caridad
CID000185	CCR Refinery - Glencore Canada Corporation
CID000189	Cendres + Metaux S.A.
CID000197	Yunnan Copper Industry Co., Ltd.
CID000233	Chimet S.p.A.
CID000264	Chugai Mining
CID000343	Daye Non-Ferrous Metals Mining Ltd.
CID000359	DSC (Do Sung Corporation)
CID000401	Dowa
CID000425	Eco-System Recycling Co., Ltd. East Plant
CID000493	JSC Novosibirsk Refinery
CID000522	Refinery of Seemine Gold Co., Ltd.
CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.
CID000689	LT Metal Ltd.
CID000694	Heimerle + Meule GmbH
CID000707	Heraeus Metals Hong Kong Ltd.
CID000711	Heraeus Germany GmbH Co. KG
CID000767	Hunan Chenzhou Mining Co., Ltd.
CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
CID000778	HwaSeong CJ CO., LTD.

CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
CID000807	Ishifuku Metal Industry Co., Ltd.
CID000814	Istanbul Gold Refinery
CID000823	Japan Mint
CID000855	Jiangxi Copper Co., Ltd.
CID000920	Asahi Refining USA Inc.
CID000924	Asahi Refining Canada Ltd.
CID000929	JSC Uralelectromed
CID000937	JX Nippon Mining & Metals Co., Ltd.
CID000956	Kazakhmys Smelting LLC
CID000957	Kazzinc
CID000969	Kennecott Utah Copper LLC
CID000981	Kojima Chemicals Co., Ltd.
CID001029	Kyrgyzaltyn JSC
CID001032	L'azurde Company For Jewelry
CID001056	Lingbao Gold Co., Ltd.
CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
CID001078	LS-NIKKO Copper Inc.
CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
CID001113	Materion
CID001119	Matsuda Sangyo Co., Ltd.
CID001147	Metalor Technologies (Suzhou) Ltd.
CID001149	Metalor Technologies (Hong Kong) Ltd.
CID001152	Metalor Technologies (Singapore) Pte., Ltd.
CID001153	Metalor Technologies S.A.
CID001157	Metalor USA Refining Corporation
CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.
CID001188	Mitsubishi Materials Corporation
CID001193	Mitsui Mining and Smelting Co., Ltd.
CID001204	Moscow Special Alloys Processing Plant
CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.
CID001236	Navoi Mining and Metallurgical Combinat
CID001259	Nihon Material Co., Ltd.
CID001325	Ohura Precious Metal Industry Co., Ltd.
CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
CID001352	MKS PAMP SA
CID001362	Penglai Penggang Gold Industry Co., Ltd.
CID001386	Prioksky Plant of Non-Ferrous Metals
CID001397	PT Aneka Tambang (Persero) Tbk
CID001498	PX Precinox S.A.

CID001512	Rand Refinery (Pty) Ltd.
CID001534	Royal Canadian Mint
CID001546	Sabin Metal Corp.
CID001555	Samduck Precious Metals
CID001562	Samwon Metals Corp.
CID001585	SEMPSA Joyeria Plateria S.A.
CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
CID001736	Sichuan Tianze Precious Metals Co., Ltd.
CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals
CID001761	Solar Applied Materials Technology Corp.
CID001798	Sumitomo Metal Mining Co., Ltd.
CID001810	Super Dragon Technology Co., Ltd.
CID001875	Tanaka Kikinzoku Kogyo K.K.
CID001909	Great Wall Precious Metals Co., Ltd. of CBPM
CID001916	Shandong Gold Smelting Co., Ltd.
CID001938	Tokuriki Honten Co., Ltd.
CID001947	Tongling Nonferrous Metals Group Co., Ltd.
CID001955	Torecom
CID001980	Umicore S.A. Business Unit Precious Metals Refining
CID001993	United Precious Metal Refining, Inc.
CID002003	Valcambi S.A.
CID002030	Western Australian Mint (T/a The Perth Mint)
CID002100	Yamakin Co., Ltd.
CID002129	Yokohama Metal Co., Ltd.
CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.
CID002282	Morris and Watson
CID002290	SAFINA A.S.
CID002312	Guangdong Jinding Gold Limited
CID002314	Umicore Precious Metals Thailand
CID002459	Geib Refining Corporation
CID002509	MMTC-PAMP India Pvt., Ltd.
CID002511	KGHM Polska Miedz Spolka Akcyjna
CID002515	Fidelity Printers and Refiners Ltd.
CID002516	Singway Technology Co., Ltd.
CID002525	Shandong Humon Smelting Co., Ltd.
CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.
CID002560	Al Etihad Gold Refinery DMCC
CID002561	Emirates Gold DMCC
CID002562	International Precious Metal Refiners

CID002563	Kaloti Precious Metals
CID002567	Sudan Gold Refinery
CID002580	T.C.A S.p.A
CID002582	REMONDIS PMR B.V.
CID002584	Fujairah Gold FZC
CID002587	Industrial Refining Company
CID002588	Shirpur Gold Refinery Ltd.
CID002605	Korea Zinc Co., Ltd.
CID002606	Marsam Metals
CID002615	TOO Tau-Ken-Altyn
CID002708	Abington Reldan Metals, LLC
CID002750	Shenzhen CuiLu Gold Co., Ltd.
CID002760	Albino Mountinho Lda.
CID002761	SAAMP
CID002762	L'Orfebre S.A.
CID002763	8853 S.p.A.
CID002765	Italpreziosi
CID002778	WIELAND Edelmetalle GmbH
CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
CID002850	AU Traders and Refiners
CID002852	GGC Gujrat Gold Centre Pvt. Ltd.
CID002853	Sai Refinery
CID002857	Modeltech Sdn Bhd
CID002863	Bangalore Refinery
CID002865	Kyshtym Copper-Electrolytic Plant ZAO
CID002867	Degussa Sonne / Mond Goldhandel GmbH
CID002872	Pease & Curren
CID002893	JALAN & Company
CID002918	SungEel HiMetal Co., Ltd.
CID002919	Planta Recuperadora de Metales SpA
CID002920	ABC Refinery Pty Ltd.
CID002973	Safimet S.p.A
CID003153	State Research Institute Center for Physical Sciences and Technology
CID003186	Gold Coast Refinery
CID003189	NH Recytech Company
CID003324	QG Refining, LLC
CID003348	Dijllah Gold Refinery FZC
CID003382	CGR Metalloys Pvt Ltd.
CID003383	Sovereign Metals
CID003421	C.I Metales Procesados Industriales SAS

CID003424	Eco-System Recycling Co., Ltd. North Plant
CID003425	Eco-System Recycling Co., Ltd. West Plant
CID003461	Augmont Enterprises Private Limited
CID003463	Kundan Care Products Ltd.
CID003487	Emerald Jewel Industry India Limited (Unit 1)
CID003488	Emerald Jewel Industry India Limited (Unit 2)
CID003489	Emerald Jewel Industry India Limited (Unit 3)
CID003490	Emerald Jewel Industry India Limited (Unit 4)
CID003497	K.A. Rasmussen
CID003500	Alexy Metals
CID003529	Sancus ZFS (L’Orfebre, SA)
CID003540	Sellem Industries Ltd.
CID003548	MD Overseas
CID003557	Metallix Refining Inc.
CID003575	Metal Concentrators SA (Pty) Ltd.
CID003615	WEEEREFINING
CID003641	Gold by Gold Colombia
CID003663	Dongwu Gold Group
CID000211	Changsha South Tantalum Niobium Co., Ltd.
CID000460	F&X Electro-Materials Ltd.
CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED
CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.
CID000917	Jiujiang Tanbre Co., Ltd.
CID001076	AMG Brasil
CID001163	Metallurgical Products India Pvt., Ltd.
CID001175	Mineracao Taboca S.A.
CID001192	Mitsui Mining and Smelting Co., Ltd.
CID001200	NPM Silmet AS
CID001277	Ningxia Orient Tantalum Industry Co., Ltd.
CID001508	QuantumClean
CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.
CID001769	Solikamsk Magnesium Works OAO
CID001869	Taki Chemical Co., Ltd.
CID001891	Telex Metals
CID001969	Ulba Metallurgical Plant JSC
CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.
CID002504	D Block Metals, LLC
CID002505	FIR Metals & Resource Ltd.
CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
CID002508	XinXing HaoRong Electronic Material Co., Ltd.
CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.

CID002539	KEMET de Mexico
CID002544	TANIOBIS Co., Ltd.
CID002545	TANIOBIS GmbH
CID002547	QSIL Metals Hermsdorf GmbH
CID002548	Materion Newton Inc.
CID002549	TANIOBIS Japan Co., Ltd.
CID002550	TANIOBIS Smelting GmbH & Co. KG
CID002557	Global Advanced Metals Boyertown
CID002558	Global Advanced Metals Aizu
CID002707	Resind Industria e Comercio Ltda.
CID002842	Jiangxi Tuohong New Raw Material
CID003583	RFH Yancheng Jinye New Material Technology Co., Ltd.
CID003926	5D Production OU
CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
CID000292	Alpha
CID000309	PT Aries Kencana Sejahtera
CID000313	PT Premium Tin Indonesia
CID000402	Dowa
CID000438	EM Vinto
CID000448	Estanho de Rondonia S.A.
CID000468	Fenix Metals
CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.
CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.
CID000942	Gejiu Kai Meng Industry and Trade LLC
CID001070	China Tin Group Co., Ltd.
CID001105	Malaysia Smelting Corporation (MSC)
CID001142	Metallic Resources, Inc.
CID001173	Mineracao Taboca S.A.
CID001182	Minsur
CID001191	Mitsubishi Materials Corporation
CID001231	Jiangxi New Nanshan Technology Ltd.
CID001305	Novosibirsk Tin Combine
CID001314	O.M. Manufacturing (Thailand) Co., Ltd.
CID001337	Operaciones Metalurgicas S.A.
CID001399	PT Artha Cipta Langgeng
CID001402	PT Babel Inti Perkasa
CID001406	PT Babel Surya Alam Lestari
CID001419	PT Bangka Tin Industry
CID001421	PT Belitung Industri Sejahtera
CID001428	PT Bukit Timah
CID001453	PT Mitra Stania Prima

CID001457	PT Panca Mega Persada
CID001458	PT Prima Timah Utama
CID001460	PT Refined Bangka Tin
CID001463	PT Sariwiguna Binasentosa
CID001468	PT Stanindo Inti Perkasa
CID001477	PT Timah Tbk Kundur
CID001482	PT Timah Tbk Mentok
CID001486	PT Timah Nusantara
CID001490	PT Tinindo Inter Nusa
CID001493	PT Tommy Utama
CID001539	Rui Da Hung
CID001898	Thaisarco
CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
CID002015	VQB Mineral and Trading Group JSC
CID002036	White Solder Metalurgia e Mineracao Ltda.
CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.
CID002455	CV Venus Inti Perkasa
CID002468	Magnu's Minerais Metais e Ligas Ltda.
CID002478	PT Tirus Putra Mandiri
CID002500	Melt Metais e Ligas S.A.
CID002503	PT ATD Makmur Mandiri Jaya
CID002517	O.M. Manufacturing Philippines, Inc.
CID002570	CV Ayi Jaya
CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company
CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company
CID002593	PT Rajehan Ariq
CID002696	PT Cipta Persada Mulia
CID002703	An Vinh Joint Stock Mineral Processing Company
CID002706	Resind Industria e Comercio Ltda.
CID002756	Super Ligas
CID002773	Aurubis Beerse
CID002774	Aurubis Berango
CID002776	PT Bangka Prima Tin
CID002816	PT Sukses Inti Makmur
CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.
CID002835	PT Menara Cipta Mulia
CID002844	HuiChang Hill Tin Industry Co., Ltd.
CID002858	Modeltech Sdn Bhd

CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.
CID003205	PT Bangka Serumpun
CID003208	Pongpipat Company Limited
CID003325	Tin Technology & Refining
CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.
CID003379	Ma'anshan Weitai Tin Co., Ltd.
CID003381	PT Rajawali Rimba Perkasa
CID003387	Luna Smelter, Ltd.
CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
CID003409	Precious Minerals and Smelting Limited
CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.
CID003449	PT Mitra Sukses Globalindo
CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
CID003524	CRM Synergies
CID003582	Fabrica Auricchio Industria e Comercio Ltda.
CID003831	DS Myanmar
CID003868	PT Putera Sarana Shakti (PT PSS)
CID000004	A.L.M.T. Corp.
CID000105	Kennametal Huntsville
CID000218	Guangdong Xianglu Tungsten Co., Ltd.
CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.
CID000281	CNMC (Guangxi) PGMA Co., Ltd.
CID000568	Global Tungsten & Powders LLC
CID000766	Hunan Chenzhou Mining Co., Ltd.
CID000769	Hunan Jintai New Material Co., Ltd.
CID000825	Japan New Metals Co., Ltd.
CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.
CID000966	Kennametal Fallon
CID002044	Wolfram Bergbau und Hutten AG
CID002082	Xiamen Tungsten Co., Ltd.
CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.
CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
CID002319	Malipo Haiyu Tungsten Co., Ltd.
CID002320	Xiamen Tungsten (H.C.) Co., Ltd.
CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.
CID002494	Ganzhou Seadragon W & Mo Co., Ltd.

CID002502	Asia Tungsten Products Vietnam Ltd.
CID002513	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch
CID002541	H.C. Starck Tungsten GmbH
CID002542	TANIOBIS Smelting GmbH & Co. KG
CID002543	Masan High-Tech Materials
CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
CID002589	Niagara Refining LLC
CID002641	China Molybdenum Tungsten Co., Ltd.
CID002645	Ganzhou Haichuang Tungsten Co., Ltd.
CID002649	Hydrometallurg, JSC
CID002724	Unecha Refractory metals plant
CID002827	Philippine Chuangxin Industrial Co., Inc.
CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
CID002833	ACL Metais Eireli
CID002845	Moliren Ltd.
CID003388	KGETS Co., Ltd.
CID003401	Fujian Ganmin RareMetal Co., Ltd.
CID003407	Lianyou Metals Co., Ltd.
CID003408	JSC "Kirovgrad Hard Alloys Plant"
CID003416	NPP Tyazhmetprom LLC
CID003417	Hubei Green Tungsten Co., Ltd.
CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
CID003468	Cronimet Brasil Ltda
CID003553	Artek LLC
CID003609	Fujian Xinlu Tungsten Co., Ltd.
CID003612	OOO “Technolom” 2
CID003614	OOO “Technolom” 1
CID003643	LLC Vostok
CID003662	YUDU ANSHENG TUNGSTEN CO., LTD.
CID003978	HANNAE FOR T Co., Ltd.

MINE COUNTRY LOCATIONS AS REPORTED AT A COMPANY LEVEL BY SUPPLIERS TO VISTEON

Afghanistan
Albania
Angola*
Argentina
Australia
Austria
Belgium
Bermuda
Bolivia
Brazil
Bulgaria
Burundi*
Cambodia
Canada
Chile
China
Colombia
Czech Republic
Democratic Republic of Congo*
Djibouti
Dominican Republic
Ecuador
Egypt
Estonia
Ethiopia
Finland
France
Germany
Ghana
Guinea
Guyana
Hungary
India
Indonesia
Ireland
Israel
Italy
Ivory Coast

Japan
Kazakhstan
Kenya
Kyrgyzstan
Laos
Liberia
Lithuania
Luxembourg
Malaysia
Mali
Mauritania
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Nigeria
Papua New Guinea
Peru
Philippines
Poland
Portugal
Republic Of Korea
Russia
Rwanda*
Saudi Arabia
Sierra Leone
Singapore
South Africa
South Sudan*
Spain
Sudan
Suriname
Sweden
Switzerland
Tanzania*
Thailand
Turkey

Uganda*
United Arab Emirates
United Kingdom
USA
Uzbekistan
Vietnam
Zambia*
Zimbabwe

*The DRC or Covered Country